                                                                     EXHIBIT 4.9


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR THE ESTABLISHMENT, TO THE REASONABLE SATISFACTION OF THE ISSUER, OF AN EXEMPTION FROM SUCH REGISTRATION.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBSCRIPTION AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES REPRESENTED HEREBY. A COPY OF SUCH SUBSCRIPTION AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS INSTRUMENT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ISSUER AT ITS PRINCIPAL PLACE OF BUSINESS.



                                VIASYSTEMS, INC.

                            14% Senior Note due 2007

No.                                                       Initial Accreted Value
    ----                                                            $
                                                                     -----------

         VIASYSTEMS, INC., a Delaware corporation (the "Company"), which term includes any successor Persons under the Indenture (hereinafter referred to), for value received, promises to pay to __________, or its registered assigns, the Accreted Value (as defined below) of this Note, on May 1, 2007.

         "ACCRETED VALUE" means with respect to this Note, as of any date of determination, the sum of: (a) the Accreted Value of such Note on the immediately preceding Interest Accrual Date (in the event such date of determination falls before the first Interest Accrual Date, the "Initial Accreted Value" specified on the face hereof) plus (b) in the case of any determination date other than an Interest Accrual Date, an amount determined by multiplying (i) the amount referred to in clause (a) by (ii) 14% by (iii) the number of days in the period from and including the preceding Interest Payment Date to such date of determination divided by 360.

         Interest will accrue, in the case of the first Interest Accrual Date, on the Initial Accreted Value specified on the face hereof, and on each subsequent Interest Accrual Date, on the Accreted Value of this Note as of the immediately preceding Interest Accrual Date, at a rate of 14% per annum. On each Interest Accrual Date, such accrued interest shall accrete and be added to the then Accreted Value of the Notes and shall thereafter bear interest in accordance with the terms hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The "INTEREST ACCRUAL DATES" shall be May 1 and November 1 of each year, commencing November 1, 2001.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


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



         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:  July 19, 2001

                                              VIASYSTEMS, INC.



                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


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



                                VIASYSTEMS, INC.

                            14% Senior Note due 2007

         This Note is one of a duly authorized issue of Notes of the Company consisting of other 14% Senior Notes due 2007 of the Company issued on July 19, 2001 and any replacement Notes issued in exchange for, or in lieu of, the foregoing in accordance with the Indenture. The Notes are limited in aggregate amount to an Initial Accreted Value of $100,000,000. All of such Notes shall be treated as a single issue and vote together as one class for all purposes of this Note and the Indenture.

         1. Incorporation by Reference of Provisions of the Indenture. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture (as amended in accordance herewith, the "Indenture") attached hereto as Exhibit A. At all times during which an indenture is not required to be qualified under the TIA with respect to the Notes or the Indenture has not otherwise been executed and delivered, to the extent not inconsistent with any other terms of the Notes set forth herein, all of the terms and conditions of the Indenture shall be and are hereby incorporated by this reference in the Notes as if fully set forth herein, and shall be binding upon the Company and, by accepting a Note, each Holder agrees to be bound by the terms of the Indenture, and the Indenture shall inure to the benefit of the Holders of the Notes, except that, to the extent that the Indenture requires (i) any notices, certificates or other items to be delivered by the Company to the Trustee or any Paying Agent, such notices, certificates or other items shall be delivered instead to each Holder, (ii) any notices, certificates or other items to be delivered to the Trustee, such notices, certificates or other items shall be delivered instead to the Company (and shall be delivered by the Company to each Holder), (iii) any notices, certificates or other items to be delivered by the Trustee to the Holders, such notices, certificates or other items shall be delivered instead by the Company to the Holders, (iv) any payments to be made by the Company to the Trustee or Paying Agent for payment to Holders, such payments shall instead be paid directly by the Company to the applicable Holder in the same manner as set forth in Section 3 below, (v) approval of the form of Notes or notations, legends or endorsements thereon by the Trustee, the Holders of a majority in outstanding principal amount of the Notes shall instead approve such form and notations, legends or endorsements (the form of Notes delivered to the initial Holders on the date of original issuance of the Notes and notations, legends and endorsements thereon being deemed to have been so approved), (vi) any Note to be authenticated by the Trustee or an Authenticating Agent, the Notes shall instead be authenticated by the Company (the execution and delivery of any Note by manual signature of the Company to be deemed to constitute such authentication for all purposes), (vii) that a Person other than the Company and any Affiliate thereof act as Paying Agent for presentation or surrender of Notes for payment, the Company or any Affiliate thereof may nonetheless so act, (viii) the Company to initially appoint the Trustee as Registrar or Paying Agent (to the extent of acting as agent for receiving surrender or presentations of, but not deposits of payments on, Notes) and agents for service of demands and notices in connection with the Notes, the Company instead hereby appoints its office at 101 South Hanley Road, Suite 400, St. Louis, MO 63105 for such purpose (with Section 4.02 of the Indenture not to apply thereto), (ix) Notes to be canceled by the Trustee, such Notes shall instead be canceled by the Company,
(x) Opinions of Counsel to be delivered to the Trustee pursuant to the Indenture, such opinions shall instead be delivered to the Holders, (xi) any Notes to be surrendered or


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

forwarded to the Trustee or any Paying Agent or Registrar, such Notes shall be surrendered or forwarded instead to the Company, (xii) any notices, certificates or other items to be delivered by the Holders to the Registrar or Paying Agent, such notices, certificates or other items shall be delivered instead to the Company and (xiii) Notes to be redeemed upon a partial redemption to be selected by the Trustee, such Notes shall be selected instead by the Company.

         2. Accreted Value and Interest. The Company agrees to pay the Accreted Value of this Note on May 1, 2007.

         The Company agrees interest will accrue and be payable on this Note at the rate and in the manner specified on the face of this Note.

         3. Method of Payment. With respect to the payment of Accreted Value at maturity, the Company will make payment to the Holder that surrenders this Note to any Paying Agent (which is initially the Company) on or after the applicable maturity date.

         The Company will make all payments hereunder in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments hereunder by wire transfer of immediately available funds to the accounts specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         4. Paying Agent and Registrar. Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice to the Holders. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

         5. Indenture; Limitations. In the event an indenture is required to be qualified under the Trust Indenture Act of 1939 (U.S. Code Section 77aaa-77bbbb), as amended from time to time (the "TIA"), with respect to the Notes, or at any time upon the request of Holders of in excess of 30% in aggregate principal amount of the outstanding Notes, the Company shall, and at any other time the Company, in its sole discretion, may, appoint a trustee (the "Trustee") who satisfies the eligibility requirements set forth in Section 7.09 of the Indenture and, in any such event, the Company shall take whatever actions are necessary to cause an Indenture substantially in the form of Exhibit A attached hereto to be executed and delivered by the Company and the Trustee and to be qualified under the TIA. In such event, (i) this Note shall be deemed to be one of an issue of Notes of the Company issued under the Indenture; (ii) the terms of the Notes shall be deemed to include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as amended from time to time; and (iii) the Notes shall be subject to all such terms. Holders of Notes are referred to the Indenture and the TIA for a statement of all such terms. In such event, the Company may require holders of the Notes, and each Holder by his or her acceptance hereof agrees upon the Company's request, to surrender to the Trustee all Notes in the form hereof in exchange for replacement Notes substantially in the form of Exhibit A to the Indenture.

         The Notes are unsecured senior obligations of the Company.

         6. Optional Redemption. The Notes may be redeemed at the option of the Company, in whole, at any time and from time to time, on and prior to maturity at the following Redemption Prices:

                  (a) if redeemed prior to April 30, 2004 at a redemption price equal to the sum of the present value of the Accreted Value at stated maturity discounted to the redemption date, on a semi-annual basis, at the Treasury Yield plus 150 basis points; and

                  (b) if redeemed during the 12-month period commencing May 1 of each of the years set forth below, (expressed in percentages of the Accreted Value thereof as of May 1 of the applicable year):


                          YEAR           REDEMPTION PRICE
                          ----           ----------------
                          2004               107.0000%
                          2005               104.6667%
                          2006               102.3333%

                           plus, accrued but unpaid interest thereon to the date of redemption.

         Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder's registered address. On and after the Redemption Date, interest ceases to accrue on, and the Accreted Value shall cease to increase with respect to, Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         7. Repurchase upon a Change in Control. Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of purchase.

         8. Denominations; Transfer; Exchange. The Notes are in fully registered form without coupons, in denominations of $1,000 and any integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

         9. Persons Deemed Owners. A Holder may be treated as the owner of a Note for all purposes.

         10. Discharge Prior to Redemption or Maturity. If the Company irrevocably deposits, or causes to be deposited, with a trustee who could qualify to serve as Trustee under the Indenture money or U.S. Government Obligations sufficient to pay the then outstanding Accreted Value of and accrued but unpaid interest, if any, on the Notes to redemption or maturity, the Company, as applicable, (a) will be discharged from the Indenture and the Notes,


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

except in certain circumstances for certain sections thereof, or (b) will be discharged from certain covenants set forth in the Indenture.

         11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Accreted Value of the Notes then Outstanding. Without notice to or the consent of any Holder, the Company may amend the Indenture or the extent set forth in the Indenture.

         12. Successor Persons. When a successor person or other entity (other than a Subsidiary of the Company) assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

         13. Provisions of Indenture. Each Holder, by accepting a Note, agrees, subject to Section 1 above, to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         14. Notices. Any notices or other communications to the Company required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         Viasystems, Inc.
         101 South Hanley Road
         St. Louis, Missouri 63105
         Facsimile No: (314) 746-2299
         Attn:  David M. Sindelar

         Any notice required to be given to a Holder shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to Holders at their registered address as recorded in the Register and shall be sufficiently given to a Holder if so mailed within the time prescribed.

         In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.





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




                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

         Taxpayer Identification No.:
                                     ----------------------------------

         ---------------------------------------------------------------------
         (Please print or typewrite name and address including zip code of assignee)

         the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________
         attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 4.14 of the Indenture, check the box: [ ]

         If you wish to have a portion of this Note purchased by the Company pursuant to 4.14 of the Indenture, state the amount (in Accreted Value) below:

                                                  $
                                                   --------------

Date:
     ----------------------



Your Signature:
               ---------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ----------------------------------------------

         Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     Annex A
                                       to
                                  Form of Note



                  INVESTOR                                       NOTES
-----------------------------------------------    -----------------------------------

Hicks, Muse, Tate & Furst Equity Fund III, L.P.    $ 82,044,517 Initial Accreted Value

HM3 Coinvestors, L.P.                              $  2,225,217 Initial Accreted Value

HMTF Equity Fund IV (1999), L.P.                   $ 14,283,914 Initial Accreted Value

HMTF Private Equity Fund IV (1999), L.P.           $    101,194 Initial Accreted Value

Hicks, Muse PG-IV (1999), C.V.                     $    760,454 Initial Accreted Value

HM 4-SBS (1999) Coinvestors, L.P.                  $    351,232 Initial Accreted Value

HM 4-EQ (1999) Coinvestors, L.P.                   $    233,472 Initial Accreted Value

TOTAL                                              $100,000,000 Initial Accreted Value